Exhibit 99.1

Hollister Named Chairman of Calavo Growers, Inc.

SANTA PAULA, Calif., Feb. 1, 2022— The Board of Directors of Calavo Growers, Inc. (Nasdaq-GS: CVGW), a global avocado-industry leader and provider of value-added fresh food, today named Steven Hollister as Chairman of the Board of Directors effective immediately. Hollister served as Calavo’s Interim Chief Executive Officer from Sept. 8 to Jan. 31.

As previously announced, Brian W. Kocher assumes the role of Calavo’s President and Chief Executive Officer today. J. Link Leavens, who had served as chairman since March 2020, will remain on the board.

“It has been a privilege to serve as chairman of Calavo Growers,” Leavens said. “I fully support Steve as he assumes this new role. It is a positive move for the company and its shareholders to have an independent chairman leading the board, and I look forward to my continued service on the board under Steve’s leadership.”

A board member since 2008, Mr. Hollister also has been a Managing Member of Rocking Spade, LLC, a diversified investor and developer with interests in ranching and commercial properties, since 2001. Previously he was Vice President of Sunrise Mortgage & Investment Company, General Manager of Niven Family Wine Estates, Chief Operating Officer of Fess Parker Winery & Vineyard and Santa Barbara County Wine Center, and Senior Vice President of Central Coast Farm Credit.

“I’m appreciative of my fellow board members for the trust and confidence they’ve placed in me by selecting me to serve as chairman,” Hollister said. “I believe that my experience in finance and agriculture, in addition to my time as interim CEO, will continue to benefit both the board and the company’s leadership team. I’m looking forward to working with and supporting Brian as he leads Calavo into what we believe will be a new phase of long-term growth to benefit all our stakeholders.”

About Calavo Growers, Inc.

Calavo Growers, Inc. is a global avocado-industry leader and provider of value-added fresh food serving retail grocery, foodservice, club stores, mass merchandisers, food distributors and wholesalers worldwide. The Company’s Fresh segment procures and markets fresh avocados and select other fresh produce, including tomatoes and papayas. The Renaissance Food Group (RFG) segment creates, markets and distributes a portfolio of healthy, fresh foods, including fresh-cut fruit, fresh-cut vegetables and prepared foods. The Foods segment manufactures and distributes guacamole and salsa. Founded in 1924, Calavo’s fresh food products are sold under the respected Calavo brand name as well as Garden Highway, Chef Essentials and a variety of private label and store brands.

Safe Harbor Statement

This press release contains statements relating to future events and results of Calavo that are "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These statements are based on our current expectations and are not promises or guarantees. If any of the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Calavo may differ materially from those expressed or implied by such forward-looking statements and assumptions. The use of words such as "anticipates," "estimates," "expects," "projects," "intends," "plans" and "believes," among others, generally identify forward-looking statements.

For a discussion of the risks and uncertainties that we face, please see the risk factors described in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made only as of the date of this press release, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Financial Profiles, Inc.

Julie Kegley, Senior Vice President

310-622-8246

calavo@finprofiles.com